             As filed with the Securities and Exchange Commission
                             on February, 16 2001

                                                     Registration No. 333-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                       PARAMETRIC TECHNOLOGY CORPORATION

================================================================================

            (Exact name of registrant as specified in its charter)

            Massachusetts                                04-2866152
------------------------------------        ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization

                    140 Kendrick Street, Needham, MA                 02494
--------------------------------------------------------------------------------
              (Address of Principal Executive Offices)            (Zip Code)

                       2000 EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                             (Full title of Plan)

                                Edwin J. Gillis
        Executive Vice President, Chief Financial Officer and Treasurer
                       Parametric Technology Corporation
                              140 Kendrick Street
                         Needham, Massachusetts 02494
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (781) 370-5000
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                   Proposed                   Proposed
Title of securities       Amount to be             maximum offering           maximum aggregate         Amount of
to be registered          registered               price per share            offering price            registration fee
------------------        --------------           -------------------        --------------------      ----------------
Common Stock,             8,000,000 shares/1/        $14.96875/2/                $119,750,000.00/2/         $29,937.50
$.01 par value

--------------------------------------------------------------------------------
(1) This Registration Statement registers shares to be offered by us pursuant to our 2000 Employee Stock Purchase Plan. The shares include associated stock purchase rights that currently are evidenced by certificates for shares of the Common Stock and that automatically trade with the shares.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices of the Common Stock as reported by the Nasdaq National Market on February 14, 2001.

Statement Regarding Incorporation By Reference From Effective Registration Statement.

         Pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 of Parametric Technology Corporation filed with the Securities and Exchange Commission (the "Commission") on February 16, 2000 (Commission File No. 333-30514) (the "Original Registration Statement"), relating to the registration of 2,000,000 shares of our Common Stock, $.01 par value per share (the "Common Stock"), authorized for issuance under our 2000 Employee Stock Purchase Plan (the "2000 Plan"), is incorporated by reference in its entirety herein. This Registration Statement provides for the registration of an additional 8,000,000 shares authorized for issuance under the 2000 Plan.

                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Massachusetts, on the 15th day of February, 2001.

                                  PARAMETRIC TECHNOLOGY CORPORATION


                                  By:   /s/ C. Richard Harrison
                                       -----------------------------------------
                                       C. Richard Harrison
                                       Chief Executive Officer and President


                               POWER OF ATTORNEY
                               -----------------

          We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute Edwin J. Gillis, David R. Friedman, Esq., and Matthew C. Dallett, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          WITNESS our hands and common seal on the date set forth below.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                                     Title                      Date
         ---------                                                     -----                      ----
(i)      Principal Executive Officer:


         /s/ C. Richard Harrison                               Chief Executive Officer,       February 15, 2001
         ----------------------------------------------
         C. Richard Harrison                                   President and Director

(ii)     Principal Financial and Accounting Officer:


         /s/ Edwin J. Gillis                                   Executive Vice President,      February 15, 2001
         ----------------------------------------------
         Edwin J. Gillis                                       Chief Financial Officer and
                                                               Treasurer

         Signature                                            Title                   Date
         ---------                                            -----                   ----
(iii)    Board of Directors:

         /s/ Noel G. Posternak                              Chairman of the        February 15, 2001
         -------------------------------------------
          Noel G. Posternak                                 Board of Directors



         /s/ C. Richard Harrison                            Director               February 15, 2001
         -------------------------------------------
         C. Richard Harrison


         /s/ Robert N. Goldman                              Director               February 15, 2001
         -------------------------------------------
         Robert N. Goldman


         /s/ Donald K. Grierson                             Director               February 15, 2001
         -------------------------------------------
         Donald K. Grierson


         /s/ Oscar B. Marx, III                             Director               February 15, 2001
         -------------------------------------------
         Oscar B. Marx, III


         /s/ Michael E. Porter                              Director               February 15, 2001
         -------------------------------------------
         Michael E. Porter

                                 EXHIBIT INDEX


Exhibit
Number        Description
------        -----------


4.1(a) Restated Articles of Organization of Parametric Technology Corporation adopted February 4, 1993 (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996 (File No. 0-18059) and incorporated herein by reference).

4.1(b) Articles of Amendment to Restated Articles of Organization adopted February 8, 1996 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-01297) and incorporated herein by reference).

4.1(c) Articles of Amendment to Restated Articles of Organization adopted February 13, 1997 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-22169) and incorporated herein by reference).

4.1(d) Articles of Amendment to Restated Articles of Organization adopted February 10, 2000 (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000 (File No. 0-18059) and incorporated herein by reference).

4.1(e) Certificate of Vote of Directors establishing Series A Junior Preferred Stock (filed as Exhibit 3.1(e) to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

4.2 By-Laws, as amended and restated (filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

4.3 Rights Agreement effective as of January 5, 2001 between Parametric Technology Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder; filed herewith.

23.1          Consent of Palmer & Dodge LLP (included in Exhibit 5.1).

23.2          Consent of PricewaterhouseCoopers LLP; filed herewith.

24.1          Power of Attorney (contained on the signature page hereto).